EXHIBIT 4.8

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN WHOLE OR IN PART IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO COUNSEL OF SEITEL, INC., THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR THE RULES AND REGULATIONS THEREUNDER IS AVAILABLE WITH RESPECT TO THE PROPOSED SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION.

                                  SEITEL, INC.

                              COMMON STOCK PURCHASE
                               WARRANT CERTIFICATE
                              TO PURCHASE ---------
                             SHARES OF COMMON STOCK

                      VOID AFTER 5:00 P.M., HOUSTON, TEXAS
                         LOCAL TIME ON NOVEMBER 19, 2002

Certificate No. -------

     This Warrant Certificate certifies that ------------------- is the registered holder ("Holder") of -------------------------------------------
(-------------) Common Stock Purchase Warrants (the "Warrants") to purchase shares of the $.01 par value common stock, ("Common Stock") of SEITEL, INC., a Delaware corporation (the "Company"). Subject to Section 15 hereof, each Warrant enables the Holder to purchase from the Company at any time, on and after November 20, 1997 and until 5:00 p.m., Houston, Texas, local time on November 19, 2002, one fully paid and non-assessable share of Common Stock ("Share") upon presentation and surrender of this Warrant Certificate and upon payment of the purchase price of $41.00 per Share. Payment shall be made in lawful money of the United States of America by certified check payable to the Company at its principal office at 50 Briar Hollow Lane, West, 7th Floor, Houston, Texas, 77027. As hereinafter provided, the purchase price and number of Shares purchasable upon the exercise of the Warrants are subject to modification or adjustment upon the happening of certain events.

          FOR ALL OTHER PURPOSES STATED HEREIN, THE COMPANY MAY DEEM AND TREAT THE PERSON IN WHOSE NAME THIS WARRANT CERTIFICATE IS REGISTERED AS THE ABSOLUTE TRUE AND LAWFUL OWNER HEREOF FOR ALL PURPOSES WHATSOEVER.

          1. Upon surrender to the Company, this Warrant Certificate may be exchanged for another Warrant Certificate or Warrant Certificates evidencing a like aggregate number of Warrants. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates evidencing the number of Warrants not exercised.

          2. No Holder shall be deemed to be the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose nor shall anything contained herein be construed to confer upon the Holder any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of stock, reclassification or conversion of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings or to receive dividends or subscription rights or otherwise until a Warrant shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become issuable.

          3. Each Holder consents and agrees with the Company and any other Holder that:

               A. this Warrant Certificate is exercisable in whole or in part by the Holder in person or by attorney duly authorized in writing at the principal office of the Company.

               B. anything herein to the contrary notwithstanding, in no event shall the Company be obligated to issue Warrant Certificates evidencing other than a whole number of Warrants or issue certificates evidencing other than a whole number of Shares upon the exercise of this Warrant Certificate; provided, however, that the Company shall pay with respect to any such fraction of a Share an amount of cash based upon the current public market value (or book value, if there shall be no public market value) for Shares purchasable upon exercise hereof, as determined in accordance with subparagraph I of
                    Section 10 hereof; and

               C. the Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute true and lawful owner hereof for all purposes whatsoever.

          4. The Company shall maintain books for the transfer and registration of Warrants. Upon the transfer of any Warrants, the Company shall issue and register the Warrants in the names of the new Holders. The Warrants shall be signed manually by the
               Chairman, Chief Executive Officer, President or any Vice President of the Company. The Company shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Company for such purpose upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrants shall be canceled by the Company. Warrants may be exchanged at the option of the Holder, when surrendered at the office of the Company, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares. Subject to the terms of this Warrant Certificate, upon such surrender and payment of the purchase price, the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder of such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Shares as of the date of the surrender of such Warrants and payment of the purchase price; provided, however, that if, at the date of surrender and payment, the transfer books of the Shares shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders, either as an entirety or from time to time for part only of the Shares.

          5. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Shares issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Shares in a name other than that of the Holder in respect of which such Shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

          6. In case the Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate, lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

          7. The Company warrants that there have been reserved, and covenants that at all times in the future it shall keep reserved, out of the authorized and unissued Common Stock, a number of Shares sufficient to provide for the exercise of the rights or purchase represented by this Warrant Certificate. The Company agrees that all Shares issuable upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Shares, validly issued and outstanding, fully paid and non-assessable and that the issuance of such Shares will not give rise to preemptive rights in favor of existing shareholders.

          8. As used herein, the term "Exercise Rate" shall mean the number and kind of shares of capital stock of the Company which the Holder of this Warrant shall be entitled from time to time to receive for each $1,000.00 of warrant exercise payment. Unless and until an adjustment thereof shall be required as hereinafter provided, the Exercise Rate shall be 24.39 shares of Common Stock.

          9. The term "Exercise Price" shall mean the price obtained by dividing $1,000.00 by the number of shares constituting the Exercise Rate in effect at the time for such amount.

          10. The Exercise Rate in effect any time shall be subject to adjustment as follows:

               A. Whenever the Company shall (i) pay a dividend on Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares, the Exercise Rate in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Warrant exercising it after such time shall be entitled to receive the total number and kind of shares which bear the same proportion to the total issued and outstanding Common Stock of the Company immediately after such time as the proportion he would have owned and have been entitled to receive immediately prior to such time.

               B. Whenever the Company shall issue any shares of Common Stock other than:

                    (i)  shares   issued   in   a   transaction   described   in
                         subparagraph H of this Paragraph 10; and

                    (ii) shares issued upon exercise or conversion of securities of the type referred to in subparagraphs E and F of this Paragraph 10 or shares issued, subdivided or combined in transactions described in subparagraph (A) of this Paragraph 10 if and to the extent that the Exercise Rate shall have been previously adjusted pursuant to the terms of this subparagraph (B) or subparagraph (A) of this Paragraph 10 as a result of the issuance, subdivision or combination of such securities;

                    at a price per share which is less than the current public market value of a share of Common Stock, the Exercise Rate in effect immediately prior to such issuance shall be adjusted by multiplying such Exercise Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of additional shares of Common Stock so issued, and the denominator of which shall be the number of Shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the fair value of the consideration received by the Company for the total number of additional shares so issued would purchase at a price equal to the current public market value.

               C. Whenever the Company shall pay a dividend or make a distribution (other than in a transaction which results in an equivalent adjustment pursuant to other subparagraphs of this Paragraph 10) generally to holders of its Common Stock or evidences of its indebtedness or assets (excluding dividends paid in, or distributions of cash to the extent of current income or earned surplus of the Company), or securities of the Company, or rights to subscribe for or purchase securities of the Company, the Exercise Rate in effect immediately prior to such distribution shall be adjusted by multiplying such Exercise Rate by a fraction, the numerator of which shall be the then current public market value, if any, per share of the Common Stock receiving such dividend or distribution or, if there shall be no such current public market value, then the book value per share as of the close of the month preceding such distribution, and the denominator of which shall be the numerator less the fair market value of the portion of the assets, or the evidences of indebtedness or rights, so distributed which is applicable to each such share; provided, however, if as a result of such adjustment the Exercise Price would be a -------- ------- negative figure, such adjustment shall be modified so that the Exercise Price after such adjustment is $.01 per share.

               D. Whenever the Company shall issue by reclassification of its shares of Common Stock any shares of stock, the Exercise Rate in effect immediately prior to such issuance shall be proportionately adjusted so that the Holder of this Warrant exercising it after such time shall be entitled to receive, the number and kind of shares which, when added to the number of shares of such kind exercisable hereunder prior to such issue, would entitle the Holder hereof, upon the exercise hereof in full, to purchase an amount of shares of such kind which bears the same proportion to the total issued and outstanding capital stock of the Company as the proportion he would have owned and have been entitled to receive immediately prior to such issue. In the event that at any time, as a result of an adjustment made pursuant to this paragraph 10, the Holder of this Warrant shall become entitled upon exercise thereof to receive any shares of the Company other than shares of its Common Stock, then thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Paragraph 10 in the respect of the Common Stock.

               E. For purposes of the adjustments provided for in the foregoing subparagraphs of this Paragraph 10, if at any time, the Company shall issue any rights or options for the purchase of, or stock or other securities convertible into Common Stock, (such convertible stock or securities being herein referred to as "Convertible Securities") the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the amount of cash and fair value of other consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such options or rights, the minimum amounts of cash and fair value of other consideration, if any, payable to the Company upon the exercise of such options or rights and, in the case of Convertible Securities, the minimum amounts of cash and fair value of other consideration, if any, payable, to the Company.

               F. For purposes of the adjustment provided for in subparagraph B above, if at any time the Company shall issue any rights or options for the purchase of Convertible Securities, the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such shares an amount equal to the amount of cash and the amount of fair value of other consideration, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of cash and fair value of other consideration, if any, payable to the Company upon the exercise of such rights or options and payable to the Company on conversion of such Convertible Securities.

               G. Anything in subparagraph E or F above to the contrary notwithstanding, whenever the Company shall issue any shares (other than on exercise of this Warrant) upon exercise of any rights or options or upon conversion of any Convertible Securities and if the Exercise Rate shall not previously have been adjusted upon the issuance of such rights, options or Convertible Securities, the computation described in subparagraph B above shall be made and the Exercise Rate adjusted in accordance with the provisions thereof (the shares so issued being deemed for purposes of such computation to have been issued at a price per share equal to the amount of cash and fair value of other consideration, if any, properly attributable to one such share received by the Company upon issuance and exercise of such rights or options or sale and conversion of such Convertible Securities (and upon issuance of any rights or options pursuant to which such Convertible Securities may have been sold).

               H.   Anything   in   this    Paragraph   10   to   the   contrary
                    notwithstanding, no adjustment in the Exercise Rate or Exercise Price shall be made in connection with:

                    (i) Convertible Securities issued pursuant to the Company's qualified or non-qualified Employee Stock Option Plans or any other bona fide employee benefit plan or incentive arrangement, adopted or approved by the Company's Board of Directors or shares of Common Stock issued pursuant to the exercise of any rights or options granted pursuant to said plans or arrangements (but only to the extent that the aggregate number of shares excluded by the Clause (i) and issued after the date hereof shall not exceed 15% of the Company's Common Stock outstanding at the time of any such issuance); and

                    (ii) The issuance of any shares of Common Stock  pursuant to the exercise of Convertible Securities outstanding as of the date hereof including without limitation, the conversion of any Warrant issued in the same placement of securities pursuant to which this Warrant was issued by the Company.

               I. For purposes of this Paragraph 10, the current public market value of a share of Common Stock on any date shall be deemed to be the arithmetical average of the following prices for such of the thirty (30) business days immediately preceding such day as shall be available: (i) for any of the such days on which the Common Stock shall be listed on a national securities exchange, the last sale price on such day or, if there shall have been no sale on such day, the average of the closing bid and asked prices on such exchange on such day, or (ii) for any of such days on which the Common Stock shall not be listed on a national securities exchange but shall be included in the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the closing bid and asked prices on such day quoted by brokers and dealers making a market in NASDAQ, furnished by any member of the New York Stock Exchange selected by the Company for that purpose, or (iii) for any of such days on which the Common Stock shall not be so listed on a national securities exchange or included in NASDAQ but shall be quoted by three brokers regularly making a market in such shares in the over-the-counter market, the average of the closing bid and asked prices on such day, furnished by any member of the New York Stock Exchange selected by the Company for that purpose, or (iv) for any days on which the information described in items (i), (ii) or (iii) above is unavailable, the book value per share of the Common Stock as determined in accordance with generally accepted accounting principles; provided, however, in its discretion the Board may make an appropriate reduction in the "current public market value" based upon any applicable trading restrictions to particular shares of Common Stock.

               J. Anything in this Paragraph 10 to the contrary notwithstanding, no adjustment in the Exercise Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this subparagraph J are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under the Paragraph 10 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

               K. No adjustment in the Exercise Rate shall be made for purposes of subparagraphs B and C of this Paragraph 10 if such adjustment would result in an increase in such Exercise Price or decrease in the Exercise Rate except that, in the case of any Convertible Securities in respect of which an adjustment has previously been made under subparagraph B above and which has expired or otherwise been canceled without exercise of the rights or options evidenced thereby, such previous adjustment shall be reversed.

               L. Before taking any action which could cause an adjustment pursuant to this Paragraph 10 reducing the Exercise Price per share below the then par value (if any) of the shares covered hereby, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue at the Exercise Price as so adjusted shares that are fully paid and non-assessable.

               M. The number of shares of capital stock of the Company outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of such shares for the purposes of this Paragraph 10.

               N. If any event occurs as to which the other provisions of this Paragraph 10 are not strictly applicable but the lack of any adjustment would not fairly protect the purchase rights of the Holder of this Warrant in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the Holder of this Warrant in accordance with the basic intent and principles of such provisions, then the Company shall appoint a firm of independent certified public accountants (which shall not be the regular auditors of the Company) of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with the basic intent and principles established in the other provisions of this Paragraph 10, necessary to preserve, without dilution, the exercise rights of the registered Holder of this Warrant. Upon receipt of such opinion, the Company shall forthwith make the adjustments described therein. In taking any action or making any determination pursuant to the provisions of this Section 10, the Company and its Board of Directors shall, at all times, exercise reasonable judgment and act in good faith.

               O. Upon any adjustment of any Exercise Rate, then and in each such case, the Company shall promptly deliver a notice to the registered Holder of this Warrant, which notice shall state the Exercise Price and Exercise Rate resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise hereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               P. In the case of the issuance of shares of Common Stock or Convertible Securities for a consideration in whole or in part, other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors of the Company (regardless of accounting treatment thereof); provided, however, that if such consideration consists of the cancellation of debt issued by the Company the consideration shall be deemed to be the amount the Company received upon issuance of such debt (gross proceeds) plus accrued interest and, in the case of original issue discount or zero coupon indebtedness, accreted value to the date of such cancellation, but not including any premium or discount at which the debt may then be trading or which might otherwise be appropriate for such class of debt;

               Q. The Company shall not issue any shares of its capital stock (other than Common Stock) at or for consideration which is less than fair value determined by the Board of Directors of the Company in light of all circumstances surrounding such issuance.

          11.  In the case:

               A. The Company shall declare any dividend or distribution on its Common Stock (or on any other shares which the Holder of this Warrant may become entitled to receive upon exercise hereof); or

               B. The Company shall authorize the issuance to holders of its Common Stock (or on any other shares which the Holder of this Warrant may become entitled to receive upon exercise hereof) any subscription rights or warrants; or

               C. Of any subdivision, combination or reclassification of shares of Common Stock of the Company (or any shares of the Company which are subject to this Warrant), or of any proposed consolidation or merger to which the Company is to be a party and for which the approval of any shareholders of the Company is required, or of the proposed sale or transfer of all or substantially all of the assets of the Company; or
                    D. Of the proposed voluntary or involuntary dissolution, liquidation, or winding up of the Company; or

               E. The Company proposes to effect any transaction not specified above which would require an adjustment of the Exercise Rate pursuant to Paragraph 10 hereof;

               then the Company shall cause to be mailed to Holders of this Warrant, at least ten (10) days prior to the applicable record or other date hereinafter specified, a notice describing such transaction in reasonable detail, specifying the character, amount and terms of all securities and the amounts of cash and other property, if any, involved in such transaction and stating
               (i) the date as of which the holders of Common Stock (or any such other shares) of record to be entitled to receive any such dividend, distribution, rights, or warrants is to be determined, or (ii) the date of which any such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, or other transaction is expected to become effective, and the date as of which it is expected that holders of Common Stock (or any such other shares) of record shall be entitled to exchange the same for securities or other property, if any, deliverable upon such transaction.

          12. The Company covenants and agrees that it will not merge or consolidate with or into or sell or otherwise transfer all or substantially all of its assets to any other corporation or entity unless at the time of or prior to such transaction such other corporation or other entity shall expressly assume all of the liabilities and obligations of the Company under this Warrant and (without limiting the generality of the foregoing) shall expressly agree that the Holder of this Warrant shall thereafter have the right (subject to subsequent adjustment as nearly equivalent as practicable to the adjustments provided for in Paragraph 10 of this Warrant) to receive upon the exercise of this Warrant the number and kind of shares of stock and other securities and property receivable upon such transaction by a Holder of the number and kind of shares which would have been receivable upon the exercise of this Warrant immediately prior to such transactions.

          13. The Holder of this Warrant Certificate, each transferee hereof and any holder and transferee of any Shares, by his acceptance thereof, agrees that (i) no public distribution of Warrants or shares will be made in violation of the Act, and (ii) during such period as the delivery of a prospectus with respect to Warrants or Shares may be required by the Act, no public distribution of Warrants or Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with all applicable state securities laws. The Holder of this Warrant Certificate and each transferee hereof further agrees that if any distribution of any of the Warrants or Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his written agreement to accept and be bound by all of the terms and conditions contained in this Warrant Certificate.

          14. This Warrant Certificate shall be exercisable only during the continuance of the Holder's employment at the Company or its subsidiaries, except that:

               A. If the Holder ceases to be an employee at the Company (or a subsidiary of the Company) for any reason other than by death or disability, this Warrant Certificate may be exercised by Holder, to the extent that it was exercisable at the date of termination, at any time within 90 days after the date Holder ceases to be an employee, but not later than November 19, 2002 except that, in case of his death or disability within that three-month period, this Warrant Certificate may be exercised as provided in subparagraph (b) below.

               B. If the Holder dies or becomes disabled during employment or within the three-month period referred to in subparagraph
                    (a) above, this Warrant Certificate may be exercised, to the extent that it was exercisable by the Holder at the date of:

                    (i) death, by the person or persons to whom Holder's rights under this Warrant Certificate pass by will or by the laws of descent and distribution or

                    (ii) disability, by the Holder's legal representative,

                    at any time within one year after the date of Holder's death or disability, but not later than November 19, 2002.

               The determination by the Company's Board of Directors of the reason for termination of the Holder's employment shall be binding and conclusive on the Holder.

          15. Except only as specifically provided elsewhere in this Warrant Certificate, the Warrants shall not be exercisable prior to the dates set forth below except in the amounts set forth below:

               A. As of the date hereof, up to a total of 20% of the total warrants represented hereby may be exercised.

               B. The remaining 80% become exercisable on November 19, 2000, or if earlier, in incremental installments of 20% of the total number of warrants represented hereby for each two-point increase in the closing price of the Common Stock above $41.00 per share which is maintained or exceeded for 10 consecutive trading days.

          16. In the event the Company shall be a party to any merger, consolidation or corporate reorganization as the result of which the Company is the surviving corporation, the rights and duties of the Participants and the Company shall not be affected in any manner except as specified in this Warrant Certificate. In the event the Company shall sell all or substantially all of its assets or shall be a party to a merger, consolidation or corporate reorganization, as the result of which the Company shall not be the surviving organization, or in the event any other corporation makes a successful tender or exchange offer for more than 50% of the stock of the Company (the surviving corporation, purchaser, or tendering corporation being hereafter collectively referred to as the "purchaser" and the transaction being hereinafter referred to the "purchase"), and the Board of Directors obtains the agreement of the purchaser to assume the obligations of the Company under the Holder's employment agreement with the Company, then the rights and duties of the Holder and the Company (as assumed by the purchaser) shall not be affected in any manner except as specified in this Warrant Certificate. If the Company is purchased and the Board of Directors does not obtain such agreement of the purchaser to assume such obligations on or before the date of such purchase, all unvested portions of all Holder's warrants hereunder that have not been forfeited as of the date of such purchase shall be accelerated and shall be immediately exercisable by the Holder.

          17. No reload warrants shall be granted to the Holder upon exercise of the Warrants.


WITNESS the following signatures effective as of November 20, 1998.


                                             SEITEL, INC.



                                          By:
                                        Name:
                                       Title:


         Accepted:




         --------------------------------

         --------------------------------

                                  PURCHASE FORM

TO:  SEITEL, INC.                                                 DATE:



         The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate No. ------, to the extent of ---------- of Common Stock, $.01 par value per share of SEITEL, INC., and hereby makes payment of ------------ in payment of the aggregate exercise price thereof.





                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name:

Address:







                                                     By:

                 Notice of Adjustment of Exercise Rate Regarding
              Warrants Represented by Warrant Certificate No. -----
                                 of Seitel, Inc.

         Seitel, Inc. effected a two-for-one stock split in the form of a stock dividend in December 1997, the record date for which was December 3, 1997 and the payment date for which was December 12, 1997. As a result of such stock dividend, the Exercise Rate set forth in Section 8 of the Warrant Certificate dated November 20, 1997, No. -----, has been adjusted pursuant to Section 10 of such Warrant Certificate. The new Exercise Rate is 48.78. As a result of this new Exercise Rate, the Warrant Certificate entitles the Holder, subject to the terms thereof, to purchase ------ shares of Common Stock of Seitel, Inc. at an Exercise Price of $20.50 per share.





                                             SEITEL, INC.



                                          By:
                                        Name:
                                       Title:

December 12, 1997